UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2023
Federal Home Loan Bank of Dallas
____________________________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation		000-51405	71-6013989
_____________________ (State or other jurisdiction		_____________ (Commission	______________ (I.R.S. Employer
of incorporation)		File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600
Irving,	Texas		75063-2547
________________________________ (Address of principal executive offices)			___________ (Zip Code)

Registrant’s telephone number, including area code:	(214)	441-8500
Not Applicable
_____________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2023, the Federal Home Loan Bank of Dallas (the "Bank") completed its director election process for both member and independent directorships with four-year terms beginning on January 1, 2024. One member director and two independent directors were elected to serve on the Bank's Board of Directors. This process took place in accordance with the rules governing the election of Federal Home Loan Bank directors as specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Federal Housing Finance Agency. A description of the Bank's director election process is contained in the Bank's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2023 (the "2022 10-K").

Brett F. Seybold was elected as a member director representing the state of Texas. Mr. Seybold, age 43, serves as Senior Vice President and Treasurer for the United Services Automobile Association ("USAA"), a financial services company headquartered in San Antonio, Texas. In addition, he serves as Senior Vice President and Treasurer for USAA Federal Savings Bank, USAA Casualty Insurance Company, USAA General Indemnity Company, Garrison Property & Casualty, Catastrophe Reinsurance Company, and USAA Life Insurance Company (all of which are wholly owned subsidiaries of USAA and members of the Bank). In this capacity, he is responsible for USAA's investments, capital, liquidity, capital market activities, stress testing, financial analytics and rating agency relationships in addition to treasury operations. Mr. Seybold joined USAA in June 2004 and has served as Senior Vice President and Treasurer since April 2018. From September 2021 to September 2023, he also served as USAA's Chief Transformation Officer. From February 2016 to April 2018, he served as Vice President of Enterprise Planning and Analysis and from October 2014 to February 2016, he served as Vice President of Strategic Solutions and Financial Planning and Analysis. Mr. Seybold held various asset/liability management, capital management, investment and capital markets positions from June 2004 to October 2014. He currently serves as a board member of Haven for Hope, a non-profit organization addressing the needs of the homeless. Until his election to the Bank's Board of Directors, Mr. Seybold served as the Chair of the Bank's Insurance Member Advisory Council. He is a Certified Financial Analyst Charterholder.

Karuna Annavajjala was elected as an independent director. Ms. Annavajjala, age 48, serves as Vice President and Chief Information Officer for Silicon Labs, a publicly held wireless technology company in Austin, Texas. She has served in this role since joining the company in May 2020. From October 2017 to May 2020, Ms. Annavajjala served as Chief Information Officer for Corporate Functions for American International Group, Inc. ("AIG"), a global provider of insurance and other financial services. Prior to joining AIG, she was employed by Teachers Insurance and Annuity Association of America ("TIAA"), where she served as Executive Director of IT Delivery from June 2014 to September 2017 and as Director, IT Shared Services from August 2012 to June 2014. From October 1999 to August 2012, Ms. Annavajjala served in various technology and technology consulting roles.

Finally, Felipe A. Rael was re-elected as a public interest independent director. Mr. Rael, age 45, serves as Executive Director of the Greater Albuquerque Housing Partnership ("GAHP"), a non-profit affordable housing developer of multifamily rental and owner-occupied homes for first-time homebuyers. He has served as Executive Director of GAHP since December 2014. Prior to joining GAHP, Mr. Rael served as Director of Housing Development for the New Mexico Mortgage Finance Authority from February 2009 to December 2014. Until his election to the Bank's Board of Directors in March 2020, Mr. Rael had served as a member of the Bank's affordable housing Advisory Council since January 2016 and as the Advisory Council's vice chair since January 2019. Mr. Rael currently serves on the Board of Directors’ Affordable Housing and Economic Development Committee, Compensation and Human Resources Committee, and Risk Management Committee.

At the time of filing this report, the committees of the Bank's Board of Directors to which Mr. Seybold and Ms. Annavajjala will be named have not been determined, nor has it been determined whether Mr. Rael will continue to serve on the same board committees in 2024.

For a description of the Bank's director compensation, please refer to Item 11 of the Bank's 2022 10-K.

Since January 1, 2022, the Bank has not engaged in any transactions with any of the above-named persons or any members of their immediate families that require disclosure under applicable rules and regulations. There are no arrangements or understandings between any of the elected directors named above and any other persons pursuant to which that director was selected.

As a cooperative, the Bank's products and services are provided almost exclusively to its members. In the ordinary course of business, transactions between the Bank and its members are carried out on terms which either are determined by competitive bidding in the case of auctions for Bank advances and deposits or are established by the Bank, including pricing and collateralization terms, under its Member Products and Credit Policy, which treats all similarly situated members on a non-discriminatory basis. The Bank provides, in the ordinary course of its business, products and services to members whose officers or directors serve as member directors of the Bank. The Bank's products and services are provided to such members on terms that are no more favorable to them than comparable transactions with other similarly situated members of the Bank whose officers or directors do not serve as member directors of the Bank.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As described in Item 5.02, on November 3, 2023, the Bank completed its director election process for both member and independent directorships that will commence on January 1, 2024.

Member institutions may only cast votes for a nominee or abstain from voting and may not cast votes against a nominee or indicate that they are withholding votes from a nominee.

For the member directorship commencing on January 1, 2024, there were six nominees for one member directorship representing the state of Texas. There were no open member directorships for the states of Arkansas, Louisiana, Mississippi or New Mexico. For the two independent directorships commencing on January 1, 2024, there were two nominees, one for the public interest independent directorship and the other for the regular independent directorship. To be elected as a sole nominee for an independent directorship, a candidate must receive at least 20 percent of the number of votes eligible to be cast in the election.

There were 462 member institutions in Texas that were eligible to cast a total of 5,819,596 votes for the member directorship representing that state, of which 114 institutions cast a total of 2,056,146 votes. Brett F. Seybold was elected to serve as a member director representing the state of Texas. The results of the election for the state of Texas were as follows:

Nominee	Member Institution	Number of Votes Received

Brett F. Seybold	USAA	618,909
Senior Vice President and Treasurer	San Antonio, TX

J. Mark Riebe	Texas Bank	595,684
Chairman and Chief Executive Officer	Weatherford, TX

Andy Marshall	FirstBank Southwest	466,737
President, Director and Chief Executive Officer	Amarillo, TX

Timothy R. O'Brien	Texas First Bank	240,257
Chief Financial Officer	Texas City, TX

S. David Deanda, Jr.	Lone Star National Bank	88,939
President	McAllen, TX

Thomas E. Turner	The First State Bank	45,620
Chairman and Chief Executive Officer	Abernathy, TX

There were 780 member institutions in the Bank's five-state district that were eligible to cast a total of 8,335,519 votes for each of the two independent directorships, of which 144 institutions cast a total of 2,216,268 votes for Karuna Annavajjala and 151 institutions cast a total of 2,304,638 votes for Felipe Rael. Each nominee received more than 20 percent of the number of votes eligible to be cast in the election to fill the directorship for which he or she was nominated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

Date:	November 9, 2023	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Executive Vice President and Chief Financial Officer